CSFB 04-8

Group 6

Pay rules

1.

To the 6PT1 until retired.

Notes

Pxing Speed =  100PPC (4PR to 16CPR within 12 mo’s, 16CPR thereafter)

** The Collateral is made up of all IO loans. Earliest scheduled principal received after 10mo’s

76,000,000 OF THE COLLATERAL IS 120 MONTH IO’S
AND 3,000,000 OF THE COLLATERAL IS 60 MONTH  IO’S

Settlement = 11/30